WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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
                                                                    Exhibit 27.1

                            FINANCIAL DATA SCHEDULE


PERIOD TYPE                                                                                       YEAR
-------------------------------------------------------------------------------------------  ---------------

FISCAL YEAR END............................................................................      DEC-28-1996

PERIOD END.................................................................................      DEC-28-1996

CASH.......................................................................................          284,512

SECURITIES.................................................................................            1,015

RECEIVABLES, net...........................................................................          148,449

ALLOWANCES.................................................................................            8,772

INVENTORY..................................................................................            8,133

CURRENT ASSETS.............................................................................          491,135

PP&E.......................................................................................          288,231

DEPRECIATION...............................................................................          127,304

TOTAL ASSETS...............................................................................          717,001

CURRENT LIABILITIES........................................................................          231,578

BONDS......................................................................................                0

COMMON.....................................................................................          277,793

PREFERRED-MANDATORY........................................................................                0

PREFERRED..................................................................................                0

OTHER STOCK EQUITY.........................................................................          149,755

TOTAL LIAB AND EQUITY......................................................................          717,001

SALES......................................................................................          741,459

TOTAL REVENUES.............................................................................          741,459

COGS.......................................................................................          153,473

TOTAL COSTS................................................................................          153,473

OTHER EXPENSES.............................................................................          496,727

LOSS-PROVISION.............................................................................                0

INTEREST EXPENSE...........................................................................            1,913

INCOME-PRE-TAX.............................................................................           90,477

INCOME-TAX.................................................................................           61,439

INCOME-CONTINUING..........................................................................           29,038

DISCONTINUED...............................................................................                0

EXTRAORDINARY..............................................................................                0

CHANGES....................................................................................                0

NET INCOME.................................................................................           29,038

EPS-PRIMARY................................................................................             0.32

EPS-DILUTED................................................................................             0.32


                                       79

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